MALCOLM L. POLLARD INC
                           4845 W. LAKE ROAD, # 119
                                ERIE, PA 16505
                        (814)838-8258	FAX (814)838-8452



November 1, 2011

Securities and Exchange Commission
Washington, DC

RE: 	Registration Statement  Form S-1/A (Amendment 9)
	Ball Room Dance Fitness, Inc.
	Change in Registrant's Certifying  Accountant

To whom this may concern,

I have read the above document and agree with all statements relating to Malcolm L. Pollard, Inc.


/s/ Malcolm L. Pollard, Inc.
Malcolm L. Pollard, CPA


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